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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001, relating to the financial statements and financial statement schedule which appears in Boston Properties' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated June 19, 2001, relating to the Statement of Combined Revenue over Certain Operating Expenses of Citigroup Center for the year ended December 31, 2000 which appears in Boston Properties' Amended Current Report on Form 8-K/A dated April 25, 2001 and filed on July 9, 2001. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



                                                 /s/ PricewaterhouseCoopers LLP

                                                     PricewaterhouseCoopers LLP

February 11, 2002